Exhibit 10.38

SECURITY AGREEMENT AND ASSIGNMENT

This Security Agreement and Assignment (“Security Agreement”), is effective as of January 19, 2004 by Lima Energy Company, an Ohio corporation, with an address of 312 Walnut Street, Suite 2650, Cincinnati, OH 45202, Attn: Harry H. Graves (“Grantor”), in favor of Ohio National Financial Services, Inc. with an address of One Financial Way, Cincinnati, OH 45242, Attn: Ronald J. Dolan, Executive Vice President and CFO (“Secured Party”).

In order to induce Secured Party to lend the funds pursuant to that certain Promissory Note in the face amount of $2,000,000.00 dated of even date herewith (referred to as the “Note”), and as a condition to the making of the loan thereunder, the Secured Party requires that the Grantor grant a continuing security interest in and to the “Collateral” (as hereinafter defined) to secure the “Secured Obligations” (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The following terms, when used in this Security agreement, shall have the following meanings:

“Applicable Law” shall mean all applicable statutes, rules, regulations and orders of and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, now or hereafter affecting the Collateral or any part thereof or the use thereof or requiring any alterations or improvements.

“Collateral” shall mean all the property, claims, rights, interests and things subject to or intended to be subject to the lien of this Security Agreement for the benefit of the Secured Party pursuant to the Loan Documents, including but not limited to those assets identified on Exhibit A attached hereto and made a part hereof

“Default” shall mean an event which, after the giving of notice or lapse of time, or both, would mature into an Event of Default.

“Excepted Payments” shall mean any proceeds of public liability insurance payable to the Grantor.

“Government Authority” shall mean the governing body and any agency or unit thereof of any country, state, county, municipality or other locality which issues Applicable Laws.

“Guaranty” shall mean the Guaranty, dated as of the date hereof by Global Energy, Inc., an Ohio corporation, (“Guarantor”) in favor of the Secured Party.

“Personal Guaranty” shall mean the Personal Guaranty, dated as of the date hereof by Harry H. Graves, (“Personal Guarantor”) in favor of the Secured Party.

“Indemnitees” shall mean the Secured Party, and its respective successors, assigns, directors, officers, employees, shareholders, subsidiaries, affiliates, servants and agents.

“Loan Documents” shall mean the Note, the Pledge Agreements, the Guaranty, the Personal Guaranty and this Security Agreement.

“Permitted Lien” shall mean any lien permitted in Section 4.1.

“Person” shall mean any person, corporation, partnership, limited liability company, association or other entity.

“Pledge Agreement” or “Pledge Agreements” shall mean the Pledge and Assignment Agreement, dated as of the date hereof by Guarantor to Secured Party and the Pledge and Assignment Agreement, dated as of even date hereof by and between Guarantor and Personal Guarantor to Secured Party.

“Proceeds” shall mean all products and proceeds of any Collateral, and all proceeds of such products and proceeds, including, without limitation, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all proceeds of insurance, and all proceeds obtained as a result of any claims against third parties or any legal action or proceeding with respect to any Collateral, other than Excepted Payments.

“Records” shall mean the records, logs and other materials required by, any Governmental Authority having jurisdiction over the Grantor or the Collateral.

“Secured Obligations” shall mean (i) Grantor’s obligations under the Note, Pledge Agreement, Security Agreement and any other Loan Document (ii) Guarantor’s obligations under the Guaranty and Pledge Agreements, (iii)Personal Guarantor’s obligations under the Personal Guaranty and Pledge Agreements , and (iv) all other liabilities and obligations of all kinds of Grantor to Secured Party whether created directly or acquired by assignment or otherwise, and whether now existing or hereafter arising, absolute or contingent, joint or several, due or to become due and any renewals or extensions thereof.

“Security Agreement” shall mean this Security Agreement as amended or supplemented from time to time.

“Taxes” shall mean any present and future taxes, levies, imposts, duties, fees, VAT charges, assessments, withholdings or other charges and all interest, penalties, or similar liabilities with respect thereto, imposed by any jurisdiction.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

SECTION 1.2 Other Definitional Provisions. References in this Security Agreement to Articles, Sections and Exhibits shall mean Articles, Sections and Exhibits of this Security Agreement unless otherwise specifically provides.

ARTICLE II

SECURITY

SECTION 2.1 Grant of Mortgage and Security.

GRANTING CLAUSE

NOW, THEREFORE, to secure the prompt and complete payment and performance of the Secured Obligations and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants contained in the Loan Documents, the receipt and sufficiency whereof is hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, charged, mortgaged, pledged, warranted, granted a security interest in and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, charge, mortgage, pledge, warrant, grant a security interest in and confirm, unto the Secured Party, its successors and assigns, a security interest in, to and under the following described property, rights, interests and privileges, together with all proceeds thereof, whether now or hereafter acquired and wherever located, other than Excepted Payments (which collectively, excluding Excepted Payments, are included within the Collateral), to wit;

(a) all goods, instruments, documents of title, policies, certificates of insurance, chattel paper, deposits, accounts, accounts receivable, money, equipment, inventory, commercial tort claims, documents, general intangibles, investment property, fixtures, letters of credit, letter of credit rights, software, licenses, contract rights, insurance rights, proceeds and receivables, health care insurance receivables, and other property now or in the future owned by Grantor, or in which Grantor now has or, in the future, may acquire an interest, including but not limited to the property identified in Exhibit A, attached hereto and made a part hereof.

(b) all rights of the Grantor and all payments received thereunder and all rights to enforce payments thereunder, in each case including, without limitation, (i) all rights of the Grantor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any such right, (ii) any right to restitution from any Person in respect of any determination of invalidity of any such right, and (iii) all claims for damages arising as a result of any default of any Persons under any such agreements or documents, including, without limitation, all warranty and indemnity provisions contained therein and all claims arising thereunder

(c) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Security Agreement, and all estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof;

(d) the proceeds of any insurance maintained with respect to such assets and all proceeds payable or received with respect to any condemnation, expropriation, requisition or other Event of Loss.

All property referred to in this granting clause, whenever acquired by the Grantor and wherever located, shall secure all Secured Obligations of Grantor at any time outstanding. Any and all properties referred to in this granting clause which are hereafter acquired by the Grantor, shall, wherever located and without further conveyance, assignment or act by the Grantor or the Secured Party, thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

The conveyance, warranty, mortgage, assignment, pledge and security interest created hereunder in all of the foregoing Collateral are effective and operative immediately, and shall continue in full force and effect until the Grantor shall have made such payments and shall have duly, fully and finally performed and observed all of its agreements and covenants and provisions then required hereunder and under the other Loan Documents. The assignment of warranty and servicing rights described in clause (b) above is a present assignment and shall be effective, and the security interests created thereby shall attach, immediately upon execution of this Security Agreement; provided that the Grantor shall be entitled to exercise, and the Secured Party shall not be entitled to exercise, any of the rights, powers, privileges, remedies and other benefits of the Grantor described in clause (b) above unless and until an Event of Default shall have occurred and be continuing, this Security Agreement has been declared or is deemed to be in default, and the Secured Party shall have notified any third parties in writing that the Secured Party will be exercising the rights of the Grantor.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Secured Party, its successors and assigns, subject to the terms and provisions set forth in this Security Agreement.

The Secured Party shall have no obligation or liability under any thereof by reason of or arising out of the granting of the security interests or assignment hereunder, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any obligations of the Grantor under or pursuant to any of the assets secured hereunder, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times, except as expressly herein provided.

The Grantor does hereby warrant, represent and covenant that no assignment or pledge of the Collateral is in effect as of the date hereof, and that after the date hereof it will not assign or pledge, so long as this Security Agreement shall remain in effect, any of its estate, right, title or interest in the Collateral, to anyone other than the Secured Party.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

SECTION 2.2 Further Assurances. At any time and from time to time, upon the request of the Secured Party, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request, and as are necessary or desirable to perfect, preserve or protect the security interests and assignments created or intended to be created hereby, or to obtain for the Secured Party the full benefit of the specific rights and powers herein granted, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the mortgage, security interests or assignments created or intended to be created hereby.

SECTION 2.3 Filing of Financing Statements and Continuation Statements. The Grantor authorizes the Secured Party to file financing statements or other documents (and continuation statements with respect to such financing statements previously filed) relating to the conveyance, warranty, mortgage, assignment, pledge and security interest created under this Security Agreement in the Collateral and any other documents that may be required in order to comply with Applicable Law or as may be specified from time to time by the Secured Party.

SECTION 2.4 Release of Security in Collateral. Upon receiving evidence satisfactory to the Secured Party that all of the Secured Obligations then due and payable shall have been finally paid in full and that all of the other obligations of Secured Party hereunder shall have terminated, the mortgage and security interest granted by this Security Agreement shall terminate.

Notwithstanding the foregoing, the provisions of Section 4.7 shall survive the termination of this Security Agreement and of the lien hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties. The Grantor represents and warrants as follows:

(a) The Grantor is a corporation duly formed and existing under the laws of the state of Ohio. This Agreement, and any instrument or agreement required hereunder, are within the Grantor’s powers, have been duly authorized, and do not conflict with any of its organizational papers. This Agreement is a legal, valid and binding agreement of the Grantor, enforceable against the Grantor in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable. In each state in which the Grantor does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes. The Grantor possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

(b) The Grantor has the authority and the legal right to execute and deliver, to perform its obligations under, and to grant the lien in the Collateral pursuant to this Security Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the lien in the Collateral pursuant to this Security Agreement.

(c) This Security Agreement constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms.

(d) The execution, delivery and performance of this Security Agreement by the Grantor will not (i) violate any provision of any Applicable Law, (ii) conflict with, result in a breach of or constitute a default under any contract or obligation to which the Grantor is a party or by which the Aircraft may be bound or (iii) result in the creation or imposition of any lien upon or with respect to the Collateral pursuant to any Applicable Law or contractual obligation of the Grantor, except as contemplated hereby.

(e) No consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any foreign, Federal, State or local Government Authority or agency, or other Person is required with respect to the execution, delivery or performance by the Grantor of this Security Agreement, or the consummation by the Grantor of any of the transactions contemplated hereby, or if any such approval, notice, registration, or action is required, it has been duly given, accomplished or obtained and a copy thereof has been delivered to the Secured Party on or prior to the date hereof.

(f) There is no lawsuit, tax claim or other dispute pending or threatened against the Grantor, which, if lost, would impair the Grantor’s financial condition or ability to pay the amounts due under the Loan Documents.

(g) The Grantor is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation. There is no event which is, or with notice or lapse of time or both would be, an Event of Default under this Security Agreement.

(h) The Grantor has filed all tax returns required to be filed and has paid, or made adequate provisions for the payment of, all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property. No tax liens have been filed and no material claims are being asserted with respect to any such taxes. The reserves on the books of the Grantor in respect of taxes are adequate. The Grantor is not aware of any proposed assessment or adjustment for additional taxes (or any basis for any such assessment) which might be material to the Grantor.

(j) The Grantor has caused to be obtained, and maintained in effect, the insurance coverage required in this Security Agreement.

(k) The Grantor has good and marketable title to the Collateral, free of all liens and defects except the lien created by this Security Agreement; and the Grantor has full power and authority to mortgage and grant a lien on and security interest in the Collateral.

(l) All financial and other information that has been or will be supplied to the Secured Party is sufficiently complete to give the Secured Party accurate knowledge of the Grantor’s (and the Guarantor’s) financial condition including all material contingent liabilities and is in compliance with all government regulations that apply. Since the date of the financial statement specified above, there has been no material adverse change in the assets or the financial condition of the Grantor (or the Guarantor).

(m) Except for the filing of the UCC-1 Financing Statement with the Ohio Secretary of State, no further action is necessary or advisable in order to establish or perfect the Secured Party’s first priority security interest in the Collateral as against the Grantor or any third Person. On the date hereof, this Security Agreement shall be, and on and after the date hereof, this Security Agreement will remain, a valid and enforceable first priority lien on the Collateral, and the Grantor will forever warrant and defend such validity, priority and enforceability of the lien of this Security Agreement against the claims and demands of all Persons whomever.

ARTICLE IV

COVENANTS OF GRANTOR

The Grantor hereby covenants and agrees as follows:

SECTION 4.1 Liens. The Grantor will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Collateral, title thereto or any interest therein, except (a) the respective rights of the Grantor and the Secured Party as herein provided; and (b) liens for Taxes either not yet due or being contested in good faith with due diligence and by appropriate proceedings so long as nonpayment of any such Tax or the contest of any such payment in such proceedings does not involve any material danger of sale, forfeiture or loss of any Collateral or any interest therein or the Secured Party’s first priority lien thereon. The Grantor will promptly, at its own expense, take such action as may be necessary duly to discharge any such lien not excepted above.

SECTION 4.2 Possession and Use.

(a) Possession and Transfer. The Grantor shall not sell, assign, lease or otherwise transfer, deliver or relinquish possession of the Collateral.

(b) Lawful Insured Operations. The Grantor will not knowingly permit the Collateral to be used or operated in violation of any Applicable Law of any Governmental Authority, or in violation of any certificate or limitation, license or registration issued by any such authority, in each case to the extent made mandatory to the Collateral, and the Grantor will cause the Collateral to be operated in accordance with the manufacturer’s or supplier’s instructions or manuals. In the event that any such law, rule, regulation or order requires alteration of any item of Collateral, unless the validity thereof is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not in the Secured Party’s opinion involve any material danger of the sale, forfeiture or loss of any item of Collateral, or any interest, including the Secured Party’s security interest, therein), the Grantor will obtain conformance therewith at no expense to the Secured Party and will cause such item of Collateral to be maintained in proper operating condition under such laws, rules, regulations and orders. The Grantor shall not use, operate or locate the Collateral, or suffer or permit the Collateral to be used, operated or located, in any place, (i) unless the Collateral is covered by insurance, or (ii) contrary to the terms of such insurance. Grantor shall not utilize the Aircraft so as to include any landings in countries other than countries that then have diplomatic relations with the United States of America.

(c) Maintenance. The Grantor, at its own cost and expense, shall:

(i) keep the Collateral in good condition, ordinary wear and tear excepted, and in good operating condition; and

(ii) keep the Collateral in such condition as is necessary to enable the Collateral to remain in good standing at all times under the laws of the applicable Governmental Authority; and

(iii) The Grantor agrees that the Collateral will not be maintained in violation of any law or any rule, regulation or order of any government or governmental authority (domestic or foreign) having jurisdiction, in violation of any warranty with respect to any Collateral or in violation of any certificate, license or registration relating to the Collateral issued by any such government or authority, except to the extent the validity or application of any such directive, instruction, law, rule, regulation or order is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not, in the Secured Party’s opinion, involve any material danger of the sale, forfeiture or loss of such Collateral or any interest, including the Secured Party’s security interest, therein). The Grantor shall, not less often than once during each calendar year, provide to the Secured Party written confirmation, in form and content acceptable to the Secured Party, that the Grantor has complied with the provisions of this Section; and

(iv) maintain all Records required by, and in a manner acceptable to, the Governmental Authority having jurisdiction over the Grantor. Grantor shall promptly furnish or cause to be furnished to the Secured Party such information as may be required to enable the Secured Party to file any reports required to be filed by the Secured Party with any governmental authority because of the Secured Party’s interests in any Collateral.

(d) Protection of Security Interest. The Grantor shall help the Secured Party perfect and protect its security interests and liens in the Collateral, and reimburse it for related costs it incurs to protect its security interests and liens in the Collateral.

(e) Payment of Obligations and Financial Statements. The Grantor hereby agrees that it will promptly pay or cause to be paid when due all Taxes, assessments and other governmental charges imposed with respect to the Collateral (except to the extent being contested in good faith and by appropriate proceedings). Grantor shall delivery to Secured Party an income statement and balance sheet (current within the prior thirty (30) days) duly certified as accurate by an officer of Grantor and in a form reasonably satisfactory to the Secured Party (with such financial statement to include the Guarantor’s balance sheet, sources and uses of cash flow and disclosure of all contingent liabilities) and a copy of Grantor’s most recent tax return (including all schedules thereto) upon the execution hereof and annually thereafter during the term of this Security Agreement. Grantor agrees to maintain a minimum net worth of $1,000,000 during the term of this Security Agreement.

(f) Change of Name, Location or Formation. In connection with any change of the name, identity, formation location or structure of Grantor that might make the UCC financing statements or Loan Documents filed in connection with the transactions contemplated hereby seriously misleading within the meaning of the UCC or any change in the location of the state or formation or principal place of business of Grantor, Grantor shall give the Secured Party notice of such change and copies of the form of such financing statements at least ten (10) days prior to such change and duly file appropriate financing statements in all appropriate filing offices prior to such change.

(g) Compliance with Laws. Grantor shall comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Grantor’s business.

(h) Cooperation. Grantor shall take any action reasonably requested by the Secured Party to carry out the intent of this Security Agreement.

(i) Audits. Grantor shall permit the Secured Party and its agents to inspect the Grantor’s properties and examine, audit and make copies of books and records, including but not limited to tax returns at any reasonable time.

(j) Use of Proceeds. To use the proceeds of the Loan only for funding a reserve account, pending tax liabilities of Grantor or Guarantor, and the development or construction of an Integrated Gasification Combined Cycle Facility designed to produce 540 megawatts of energy at Lima, Ohio (“IGCC Project”).

SECTION 4.3 Loss or Destruction.

(a) Notification of Secured Party. Upon the occurrence of an Event of Loss with respect to the Collateral, the Grantor shall give the Secured Party prompt written notice (and in any event within three (3) days after such occurrence) thereof, and the Grantor shall, on or before the earliest of (i) the thirtieth (30th) day following the date of the occurrence of such Event of Loss, or (ii) the next day following the receipt of insurance proceeds with respect to such occurrence, pay to the Secured Party the insurance proceeds.

(b) Application of Payments. Any payments received at any time by the Secured Party or by the Grantor from any insurer with respect to an Event of Loss shall be applied in the manner specified in Sections 4.4 (c) and (d). Subject to Section 4.4 (b), any payments received at any time by the Secured Party or the Grantor from any Governmental Authority or other Person with respect to any Event of Loss will be applied as follows: so much of such payments as shall not exceed the Secured Obligations shall be paid to the Secured Party in reduction of the outstanding Secured Obligations, and the balance, if any, of such payment remaining thereafter shall be paid over to, or retained by, the Grantor.

(c) Payments During Default. Notwithstanding the foregoing provisions of this Section, any payments received at any time by the Secured Party from any Governmental Authority or other Person with respect to any Event of Loss, which are payable to the Grantor, shall not be paid to the Grantor if at the time of such payment an Event of Default shall have occurred and be continuing, in which event all such amounts shall be paid to and held by the Secured Party to be applied by the Secured Party toward the payment of such Secured Obligations at the time due in such order of application as the Secured Party may from time to time elect.

In furtherance of the foregoing, the Grantor hereby irrevocably assigns, transfers and sets over to the Secured Party all rights of the Grantor to any award or payment received by or payable to the Grantor on account of an Event of Loss.

SECTION 4.4 Insurance.

(a) Liability Insurance. The Grantor will carry and maintain in effect, or cause to be carried and maintained in effect, at all times, with insurers of recognized responsibility, at no cost and expense to the Secured Party, comprehensive aircraft and general public liability insurance, third party aircraft liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance (including war and allied perils coverage) with respect to the Collateral, in amounts not less than Five Million

Dollars ($5,000,000) combined single limit per occurrence or such higher amount, and of such type and terms, as that usually carried by owners similar to the Grantor, with respect to similar collateral. Each and any policy of insurance carried in accordance with this Security Agreement and each and any policy obtained in substitution or replacement for any of such policies, (i) shall designate the Grantor, the Secured Party and the other Indemnitees as additional insureds as their interests may appear (but without imposing upon any such Person any obligation imposed upon the insured, including, without limitation, the liability to pay any calls, commissions and premiums for any such policies); (ii) shall expressly provide for a severability of interests clause or that, in respect of the interests of the Secured Party and the other Indemnitees in such policies, the insurance shall not be invalidated as to an insured by any act or omission of the Grantor or any other Person and shall insure the Secured Party and the other Indemnitees, regardless of any breach or violation by any other Person of any warranty, declaration or condition contained in such policies; (iii) shall provide that if such insurance is canceled for any reason whatsoever, or is changed in any adverse way with respect to the interests of the Secured Party and the other Indemnitees, such cancellation or change shall not be effective as to the Secured Party and the other Indemnitees, until thirty (30) days, or such lesser period of time as is customarily available at the time in the case of any war risk and allied perils coverage, after notice to the Secured Party, from such insurer or insurers, of such prospective cancellation or change; and (iv) shall provide that, as against the Secured Party and the other Indemnitees, each insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and shall waive any rights it may have to be subrogated to any right of any insured against the Secured Party or the other Indemnitees, with respect to the Collateral. Each liability policy shall be primary without right of contribution from any other insurance that may be carried by the Secured Party or the other Indemnitees, and shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured, provided, that such policies shall not operate to increase the insurer’s limit of liability. Nothing contained herein shall prevent any Indemnitee from maintaining additional insurance at its own expense, provided that the maintaining of such insurance shall not prejudice the Grantor’s ability to obtain, or recover under, the insurance required to be maintained hereunder at the direction of the Grantor or any reinsurance thereof.

(b) Insurance Against Loss or Damage. The Grantor will maintain in effect, or cause to be carried and maintained in effect, with insurers of recognized responsibility, at no cost and expense to the Secured Party, “all-risk” insurance (including war risk and allied perils) covering the Collateral, which considering all policy terms, limitations and exclusions is of the type, terms and amount as customarily maintained by owners similar to the Grantor with respect to similar Collateral used in a similar manner; provided that the amount of such coverage shall not at any time be less than Five Million and 00/100 Dollars ($5,000,000). Each and any policy of insurance obtained and maintained pursuant to this Security Agreement and each and any policy obtained in substitution or replacement for any such policies, (i) shall designate the Grantor as an owner of the Collateral, and shall designate the Secured Party as a loss payee as provided below (but without imposing upon any such Secured Party any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies); (ii) shall expressly provide that, in respect of the interests of the Secured Party and the other Indemnitees in such policies, the insurance shall not be invalidated as to an insured by any act or omission of any other Person, and shall insure the Secured Party and the other Indemnitees and their respective assigns, regardless of any breach or violation by any other Person of any warranty, declaration or condition contained in such policies; (iii) shall provide that if such insurance is canceled for any reason whatsoever, or is changed in any adverse way with respect to the interests of the Secured Party and the other Indemnitees and their respective assigns, such cancellation or change shall not be effective as to the Secured Party or its respective assigns, until thirty (30) days (or such lesser period of time as is customarily available at the time in the case of any war risks or allied perils coverage) after written notice to the Secured Party from such insurer or insurers, as the case may be, of such prospective cancellation or change; (iv) shall provide that, as against the Secured Party and the other Indemnitees, each insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waive any rights it may have to be subrogated to any right of any insured against the Secured Party and the other Indemnitees with respect to the Collateral; (v) shall provide that in the event of any damage or loss which is an Event of Loss hereunder and which results in a payment, such payment shall (to the extent of the applicable amount of the Secured Obligations) be payable directly to the Secured Party, so long as the lien of this Security Agreement shall not have been discharged and, thereafter, to the Grantor, for application as provided herein; (vi) shall provide that in the event of any damage or loss which is not an Event of Loss hereunder and which results in a payment, for any one occurrence, in excess of Fifty Thousand Dollars ($50,000) such payment shall be payable directly to the Secured Party, so long as the lien of this Security Agreement shall not have been discharged and thereafter to the Grantor for application as provided herein; and (vii) shall provide that, unless the insurers are notified by the Secured Party to the contrary due to the occurrence and continuance of an Event of Default, payments for any one occurrence not in excess of Fifty Thousand Dollars ($50,000) shall be payable directly to the Grantor. Nothing contained herein shall prevent any Indemnitee from maintaining additional insurance at its own expense, provided that the maintaining of such insurance shall not prejudice the Grantor’s ability to obtain, or recover under, the insurance required to be maintained hereunder at the direction of the Grantor or any reinsurance thereof.

(c) Application of Insurance Proceeds for an Event of Loss. It is agreed that insurance payments that arise from insurance required to be carried by the Grantor pursuant to this Security Agreement and received as the result of the occurrence of an Event of Loss shall be applied as follows: so much of such payments as shall not exceed the Secured Obligations shall be paid to the Secured Party in reduction of the outstanding Secured Obligations, and the balance, if any, of such payment remaining thereafter shall be paid over to, or retained by, the Grantor.

(d) Application of Insurance Proceeds for Other than an Event of Loss. The insurance payments of any property damage loss to the Collateral not constituting an Event of Loss with respect thereto will be applied as payment for the repair or for replacement property which the Grantor may incur or to reimburse the Grantor for such repairs or replacements already paid for by the Grantor, and any balance remaining after compliance with the Loan Documents with respect to such loss shall be paid to the Grantor or as it directs. The Grantor or such Person as it directs shall be entitled to receive from the loss payee any insurance proceeds which do not exceed Twenty Five Thousand Dollars ($25,000) as soon as such funds are paid and shall promptly receive such additional insurance proceeds for repair work in progress or replacement parts as provided above upon providing invoices or other reasonable evidence of the charges incurred or to be incurred for such repair or replacement or reasonable evidence that the Grantor has paid such amounts.

(e) Application of Proceeds if an Event of Default. Any amount referred to in Section 4.4(d) that is otherwise payable to the Grantor shall not be paid to the Grantor, or if it has been previously paid to or retained by the Grantor, shall be paid by the Grantor to the Secured Party, so long as the lien of this Security Agreement shall not have been discharged, if at the time of such payment or retention an Event of Default shall have occurred and be continuing. In such case, such amounts shall be paid to and held by the Secured Party as security for the Secured Obligations, or, at the option of the Secured Party or the Grantor, applied by the Secured Party toward payment of any of the Secured Obligations at the time due hereunder, including, without limitation, by reason of this Security Agreement being declared or deemed declared in default, as the Secured Party may elect. At such time as there shall not be continuing any such Event of Default, all such amounts at the time held by the Secured Party in excess of the amounts, if any, which the Secured Party has elected for application as provided above, shall be paid to the Grantor.

(f) Certificates. On or before the date hereof, upon reasonable request of Secured Party, upon any material change in policy terms and on each renewal or replacement by the Grantor of the insurance required hereby, the Grantor will furnish or cause to be furnished to the Secured Party a certificate of insurance executed and delivered by the applicable broker(s) or insurer(s), describing in reasonable detail, and in accordance with customary practice, insurance (and reinsurance, if any) carried on the Collateral. The Grantor shall advise the Secured Party of any act or omission which might render insurance unenforceable in whole or in part.

(g) Secured Party’s Right to Obtain Insurance. In the event that the Grantor shall fail to cause insurance to be maintained as herein provided, the Secured Party or any Indemnitee may at its option (but shall not be obligated to) provide such insurance and in such event, the Grantor shall, upon demand, reimburse such Person for the cost thereof, together with interest thereon at the Default Rate, which reimbursement obligation shall be secured by the Collateral. No such payment, performance or compliance shall be deemed to cure any default hereunder or otherwise relieve the Grantor of its obligations with respect thereto. Nothing contained in this Article shall limit or prohibit any Indemnitee from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto.

(h) General Business Insurance. The Grantor will carry and maintain in effect, or cause to be carried and maintained in effect, at all times, with insurers of recognized responsibility, at no cost and expense to the Secured Party, insurance as is usual for the businesses it operates.

SECTION 4.5 Inspection. The Grantor shall furnish to the Secured Party such information concerning the location, condition, use and operation of the Collateral as the Secured Party may reasonably request. The Grantor shall permit any Person designated by the Secured Party on reasonable prior notice at such Person’s expense and risk and without expense to the

Grantor at reasonable time to inspect the Aircraft and the Grantor’s Records related thereto. The Secured Party shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of making or not making any such inspection.

SECTION 4.6 Indemnification.

(a) Indemnity. The Grantor agrees to indemnify, reimburse, and hold harmless each Indemnitee as hereinafter provided, from and against any and all claims (whether or not based on strict liability), damage, losses, liabilities, demands, suits, judgments, actions, legal proceedings, whether civil or criminal penalties, fines, other sanctions, and any reasonable attorney’s fees and expenses and other reasonable out-of-pocket costs and expenses such as salaries and overhead (any and all of which are hereafter referred to as “Claims”) which in any way may result from, pertain to, or arise in any manner out of, or are in any manner related to:

(i) the Note, Security Agreement, Guaranty, Personal Guaranty, Pledge Agreement, and the transactions contemplated thereby, and

(ii) the Collateral or any Part thereof, including, but not limited to, (A) the condition, manufacture, purchase, ownership, registration, reregistration, delivery, non-delivery, leasing, subleasing, acceptance, rejection, possession, return, financing, liens, disposition, use performance, modification, maintenance or operation of the Collateral or any Part (including, without limitation, latent and other defects whether or not discoverable by the Grantor and patent, trademark or copyright infringement); or (B) any defect in the Collateral or any Part thereof arising from the material or any articles used therein, from, the design, testing, or use thereof, from any maintenance, service, repair overhaul, or testing of such Collateral or Part thereof, regardless of when such defect shall be discovered, whether or not such Collateral or Part is at the time in the possession of the Grantor, and regardless of where such Collateral or Part may then be located.

(b) Notice. If a Claim is made against an Indemnitee which Claim, if it were sustained, would be subject to indemnification by the Grantor hereunder and if such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such Claim to the Grantor; provided, that the failure to provide such notice shall not release the Grantor from any of its obligations to indemnify hereunder except that the liability of the Grantor hereunder shall be reduced to the extent that any such failure by such Indemnitee to give such notice results in any increase in or inability to mitigate the liability of the Grantor hereunder, and no payment by the Grantor to an Indemnitee pursuant to this Section shall be deemed to constitute a waiver or release of any right or remedy which the Grantor may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give the Grantor such notice. The Grantor, at its sole cost and expense as provided herein, shall have the right to investigate and prosecute the entire defense and compromise and settlement of any Claim for which indemnification is sought with counsel selected by it; provided, however that concurrently therewith the Grantor confirms its indemnification obligations hereunder with respect thereto in accordance with and to the extent provided in this Section if and to the extent such contest is not successful. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by the Grantor pursuant to the preceding provisions so long as such participation does not in the reasonable opinion of the Grantor interfere with the Grantor’s defense of such Claim. In the event the Grantor shall so assume the defense of any Claim, each Indemnitee shall cooperate with the Grantor in defending such Claim. Each Indemnitee shall supply the Grantor with such information reasonably requested by the Grantor as is necessary or advisable for the Grantor to control or participate in any proceeding. In the event an Indemnitee has assumed the defense of a Claim in accordance herewith, the Grantor shall cooperate with such Indemnitee in defending such Claim and supply such Indemnitees with such information reasonably requested by such Indemnitee as is necessary or advisable for such Indemnitee to control or participate in such proceeding. No Indemnitee shall enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Grantor, unless such Indemnitee waives its right to be indemnified with respect to such Claim under this Section. Claims payable by the Grantor hereunder shall be due to the applicable Indemnitee ten (10) days after the Grantor’s receipt of demand therefore in reasonable detail from the applicable Indemnitee.

ARTICLE V

EVENTS OF DEFAULT

SECTION 5.1 Events of Default. Any one or more of the following occurrences or events shall constitute an “Event of Default” (whether any such event shall be voluntary or involuntary or come about or be effected by operation of Applicable Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any other Governmental Authority) until such time as it has been remedied:

(a) The Grantor fails to make a payment of principal, interest or any loan fee under the Loan Documents within five (5) days of the date when due or, in the case of any payment other than the payment of any principal, interest or loan fees due under the Loan Documents, within five (5) days of the date when due upon written notice from the Secured Party.

(b) The Secured Party fails to have an enforceable first lien on or security interest in any property given as security under the Loan Documents.

(c) The Grantor (or the Guarantor) has given the Secured Party false or misleading information or representations which the Secured Party believes materially adversely effects the ability of the Grantor (or the Guarantor) to repay the amounts due under the Loan Documents.

(d) An event of default under the Note, Guaranty, Personal Guaranty, either Pledge Agreement, or this Security Agreement occurs; or

(e) The Grantor shall fail to maintain or cause to be maintained the insurance required pursuant to this Security Agreement; or

(f) The Grantor shall fail to perform or observe (or cause to be performed or observed) any other covenant or agreement to be performed or observed by it under this Security Agreement, the Note, either Pledge Agreement, Guaranty, or Personal Guaranty and such failure shall continue unremedied for ten (10) days; or

(g) Any representation or warranty of the Grantor contained in this Security Agreement shall prove to have been incorrect in a material respect when made; or

(h) An “Event of Loss” with respect to the Collateral or any Part thereof; or

(i) The Grantor (or the Guarantor) files a bankruptcy petition, a bankruptcy petition is filed against the Grantor (or the Guarantor), or the Grantor (or the Guarantor) makes a general assignment for the benefit of creditors. The default will be deemed cured if any bankruptcy petition filed against the Grantor (or the Guarantor) is dismissed within a period of forty-five (45) days after the filing; provided, however, that the Secured Party will not be obligated to extend any additional credit to the Grantor during that period; or

(j) A receiver or similar official is appointed for the Grantor’s (or the Guarantor’s) business, or the business is terminated; or

(k) Any judgments or arbitration awards are entered against the Grantor (or the Guarantor), or the Grantor (or the Guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an amount which materially adversely effects the Grantor’s (or the Guarantor’s) ability to pay the amounts due under the Loan Documents; or

(l) Any government authority takes action that the Secured Party believes materially adversely affects the Grantor’s (or the Guarantor’s) financial condition or ability to pay the amounts due under the Loan Documents; or

(m) A material adverse change occurs in the Grantor’s (or the Guarantor’s) ability to pay the amounts due under the Loan Documents; or

(n) Any default occurs under any agreement in connection with any credit the Grantor (or the Guarantor) has obtained from anyone else or the Secured Party or any affiliate of the Secured Party, or which the Grantor (or the Guarantor) has guaranteed in the amount of $500,000 or more in the aggregate if the default consists of failing to make a payment when due or gives the other Secured Party or the Secured Party or any affiliate of the Secured Party the right to accelerate the obligation; or

(o) The controlling ownership in Grantor changes or there is any change in the Grantor’s name, legal structure, or jurisdiction of incorporation; or

(p) Grantor’s or Guarantor’s net worth is less than $1,000,000 at any time; or

SECTION 5.2 Remedies.

(a) If any Event of Default shall have occurred and be continuing after the expiration of any applicable cure period, the Secured Party may, at its option, declare the commitment of the Secured Party to make the Loan to be terminated and the unpaid principal of (and indemnification for funding losses, if any) and accrued interest on the Loan and all other amounts due and payable under this Security Agreement and the other Loan Documents to be forthwith due and payable, whereupon such commitment shall immediately terminate and the Loan and such other amounts shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Loan Document to the contrary notwithstanding; and the Secured Party may, in its sole discretion, immediately exercise and pursue any remedy described herein or otherwise available to it in any Loan Document, at law, in equity or by statute. Upon such declaration, the Secured Party may exercise any or all of the rights and powers and pursue any or all of the remedies permitted by this Article.

(b) The Grantor agrees, to the full extent that it lawfully may, that if one or more Events of Default shall have occurred and be continuing after the expiration of any applicable cure period, then in every such case the Secured Party may exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder or in any other Loan Document or available to a secured party under Applicable Law, including the Uniform Commercial Code or any other provision of law or equity, including, but not limited to:

(i) The Secured Party may, upon written demand to Grantor and at the Grantor’s cost and expense, require the Grantor to return promptly, and the Grantor hereby agrees that it shall return promptly, the Collateral and Records, as the Secured Party may so demand, to the Secured Party in the manner and condition required by, and otherwise in accordance with all the provisions of, this Security Agreement, or if the Grantor does not so deliver, the Secured Party’s agent, at its option, may, but shall be under no obligation to, enter upon the premises where all or any part of Collateral or Records are located and take immediate possession of and remove the same, by summary proceedings or otherwise, all without liability accruing to the Secured Party or the Secured Party’s agent (and Grantor hereby waives any rights in connection with such) for or by reason of such entry or taking of possession or removal whether for the restoration of damage to property caused by such action or otherwise, except for its gross negligence or willful misconduct; and

(ii) the Secured Party may exclude the Grantor from the Collateral; and

(iii) the Secured Party may sell, assign, transfer and deliver, to the extent permitted by Applicable Law, the Collateral or any interest therein, whether or not the Collateral is in the constructive possession of the Secured Party or the Person conducting the sale, at any private sale or public auction with or without demand, advertisement or notice (except as may be required by law) of the date, time and place of sale and any adjournment thereof, for cash or credit or other property, for immediate or future delivery and for such price or prices and on such terms and to such Persons as the Secured Party in its discretion may determine or as may be required by law; and the Secured Party may otherwise dispose of, operate, hold or use the Collateral, or any part thereof, as the Secured Party in its sole discretion may determine, in each case free and clear of any rights of the Grantor and without any duty to account to the Grantor with respect to any such action or inaction or for any proceeds with respect thereto. It is agreed that ten (10) days notice to the Grantor of the date, time and place (and terms, in the case of a private sale) of any proposed sale by the Secured Party of the Collateral or any part thereof or interest therein is reasonable; and

(iv) The Secured Party may proceed to enforce its rights by directing payment to it of all monies payable under any agreement relating to the Collateral, by proceedings in any court of competent jurisdiction for an appointment of a receiver or for the sale of all or any part of the Collateral possession to which the Secured Party shall at the time be entitled hereunder or for foreclosure of such Collateral, or by any other action, suit, remedy or proceeding authorized or permitted by this Security Agreement or at law or by equity, and may file such proofs of claim or other papers or documents as necessary or advisable in order to have the claims of the Secured Party asserted or upheld in any bankruptcy, receivership or other judicial case or proceeding; and

(v) the Secured Party may exercise any other right or remedy which may be available to it under Applicable Law, and may proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof and Grantor agrees that it will reimburse the Secured Party for all further amounts necessary to pay the reasonable costs and expenses of collection, including reasonable counsel fees and expenses.

(c) Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Sections 5.1 (i) or (j), unless the Secured Party should otherwise agree, the commitment of the Secured Party to make the loan shall automatically and without further act terminate and the unpaid principal and accrued interest on the Note and all other amounts due and payable under this Security Agreement and the other Loan Documents shall automatically and without further act become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or any other Loan Documents to the contrary notwithstanding, and the Secured Party may immediately exercise and pursue any remedy described herein or otherwise available to it in any Loan Document, at law, in equity or by statute.

(d) In addition to the foregoing remedies, the Grantor shall be liable for any and all unpaid amounts due hereunder and under the other Loan Documents before, during and after the exercise of any of the foregoing remedies and for all reasonable legal fees and other reasonable costs and expenses of the Secured Party, including, without limitation, attorneys’ fees and legal expenses, incurred by reason of the occurrence of any Event of Default or the exercise of any remedies with respect thereto.

SECTION 5.3 Title to the Collateral; Etc.

(a) If an Event of Default shall have occurred and be continuing, at the request of the Secured Party, the Grantor shall promptly execute and deliver to the Secured Party such instruments of title and other documents as the Secured Party may deem necessary or advisable to enable the Secured Party or an agent or representative designated by the Secured Party, at such time or times and place or places as the Secured Party may specify, to obtain possession of all or any part of the Collateral; provided that the Secured Party shall at the time be entitled to obtain such possession under Section 5.2 and the other applicable provisions of this Security Agreement. If the Grantor shall for any reason fail to execute and deliver such instruments and documents after such request by the Secured Party, the Secured Party may (i) obtain a judgment conferring on the Secured Party the right to immediate possession and requiring the Grantor to execute and deliver such instruments and documents to the Secured Party, to the entry of which judgment the Grantor hereby specifically consents to the fullest extent it may lawfully do so, and (ii) to the extent permitted by Applicable Law, pursue all or part of the Collateral wherever it may be found and may enter any of the premises of the Grantor wherever such Collateral may be or be supposed to be and search for and take possession of and remove the same. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid to Secured Party by the Grantor, be secured by the lien of this Security Agreement.

(b) Upon every such taking of possession, the Secured Party may, from time to time, at the expense of the Grantor, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, the Secured Party shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to carry on the business and to exercise all rights and powers of the Grantor relating to the Collateral, as the Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Secured Party may determine; and the Secured Party shall be entitled to collect and receive directly all tolls, rents revenues, issues, income, products and profits of the Collateral and every part thereof, except Excepted Payments, without prejudice, however, to the right of the Secured Party under any provision of this Security Agreement to collect and receive all cash held by, or required to be deposited with, the Secured Party hereunder. The Secured Party shall, pursuant to the exercise of its remedies under this Security Agreement, to the extent permitted by Applicable Law, be entitled to the appointment of a receiver for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise, and the Grantor hereby consents to the appointment of such receiver and will not oppose any such appointment. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management or disposition of the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and Records of the Grantor), and all other payments which the Secured Party may be required or authorized to make under any provision of this Security Agreement, as well as just and reasonable compensation for the services of the Secured Party, and of all Persons acting as agents for the Secured Party.

SECTION 5.4 Remedies Cumulative. Each and every right, power and remedy given to the Secured Party specifically or otherwise in this Security Agreement and the other Loan Documents shall be cumulative and shall be in addition to every other right, power and remedy now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Secured Party in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Grantor to be an acquiescence therein. To the extent permitted by applicable law, Grantor hereby waives any rights, now or hereafter conferred by statute or otherwise, which might limit or modify any of the rights or remedies of the Secured Party under or in connection with this Article

SECTION 5.5 Discontinuance of Proceeding. In case the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case the Secured Party and the Grantor shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Secured Party shall continue as if no such proceedings has been instituted.

SECTION 5.6 Power of Attorney. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing and this Security Agreement has been declared or deemed to be in default, the Grantor does hereby constitute and appoint the Secured Party the true and lawful attorney of the Grantor, irrevocably, with full power of substitution (in the name of the Grantor or otherwise) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys, all awards payable in connection with the condemnation, requisition or seizure of the Collateral, or any part thereof, to execute proofs of claim, (in each case including insurance and requisition proceeds but excluding Excepted Payments) due and to become due under or arising out of any and all property which now or hereafter constitutes part of the Collateral, to endorse any checks, drafts, and other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings with respect to the Collateral which the Secured Party may deems to be necessary or advisable at any time to protect and preserve the interest of the Secured Party in the Collateral, or in this Security Agreement or the other Loan Documents. The Grantor agrees that promptly on receipt thereof, it will transfer to the Secured Party any and all moneys from time to time received by it constituting part of the Collateral and required to be distributed to the Secured Party pursuant to this Security Agreement.

SECTION 5.7 Attorneys’ Fees. The Grantor shall reimburse the Secured Party for all reasonable costs and attorneys’ fees incurred by the Secured Party in connection with the enforcement or preservation of any rights or remedies under this Security Agreement and any other documents executed in connection with this Security Agreement, and in connection with any amendment, waiver, “workout” or restructuring under this Security Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Grantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Secured Party is entitled to recover costs and reasonable attorneys’ fees incurred by the Secured Party related to the preservation, protection, or enforcement of any rights of the Secured Party in such a case.

SECTION 5.8 Distribution of Amounts Received after an Event of Default. All payments received and amounts realized by the Secured Party with respect to the Collateral after an Event of Default shall have occurred and be continuing after the expiration of any applicable cure period (whether realized from the exercise of any remedies pursuant to this Article or otherwise), as well as payments or amounts then held by the Secured Party as part of the Collateral, shall be distributed by the Secured Party in the following order of priority:

First, so much of such payments and amounts as shall be required to pay the expenses paid by the Secured Party pursuant to this Article (to the extent not previously reimbursed) shall be paid to the Secured Party;

Second, so much of such payments or amounts as shall be required to pay the amounts payable to any Indemnitee (to the extent not previously reimbursed) shall be paid to such Indemnitee;

Third, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of the Loan, the accrued but unpaid interest thereon to the date of distribution, additional interest, the Bond Sale Fee, indemnification for funding losses, if any, and all other Secured Obligations, shall be paid to the Secured Party; such payments or amounts to be applied to the amounts so due, owing or unpaid in such order of application as the Secured Party may from time to time elect; and

Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be paid to the Grantor.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Security Interest Absolute. All rights of the Secured Party and the security interests granted to the Secured Party hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any Loan Document; or (ii) the failure or delay of the Secured Party to assert any claim or demand or to enforce any right or remedy against the Grantor or any other Person under the provisions of the Loan Agreement, any other Loan Document or otherwise to exercise any right or remedy against any guarantor of, or collateral securing, any of the Secured Obligations; or (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any of the Secured Obligations; or (iv) any reduction, limitation, impairment or termination of any of the Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Secured Obligations; or (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Loan Document, any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or (vi) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Grantor, any surety or any guarantor; or (vii).

SECTION 6.2 GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

SECTION 6.3 Consent to Jurisdiction. The Grantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Hamilton County, Ohio, in any action, claim or other proceeding arising out of or any dispute in connection with this Security Agreement, any rights or obligations hereunder, or the performance of such rights or obligations.

The Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Secured Party in connection with this Security Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property in any manner permitted by Applicable Law. Nothing in this Section shall affect the right of the Secured Party to bring any action or proceeding against the Grantor or its properties in the courts of any other jurisdictions.

SECTION 6.4 Waiver of Jury Trial. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, IN THE EVENT ANY JUDICIAL PROCEEDING IS INSTITUTED IN CONNECTION WITH THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS, TO THE EXTENT PERMITTED BY LAW, THE SECURED PARTY BY ITS ACCEPTANCE OF THIS SECURITY AGREEMENT OR THE BENEFITS HEREOF AND THE GRANTOR HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

SECTION 6.5 Notices. Any notice, request or other communication to either party by the other hereunder shall be given in writing and shall be deemed given on the earlier of the date the same is (i) telecopied at time of transmission by electronic facsimile transmission equipment, which equipment shall furnish written confirmation of successful and completed transmission of all pages without error in transmission or (to Secured Party at 513-794-4645 or to Grantor at (513-621-5947) (ii) the next business day after delivered to a reputable overnight courier for which it is intended at the address as set forth at the head of this Security Agreement. The place to which notices or copies of notices are to be given to either party may be changed from time to time by such party by written notice to the other party.

SECTION 6.6 No Waiver; Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Security Agreement preclude any other or further exercise thereof or the exercise of any other right. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.7 Limitation as to Enforcement of Rights, Remedies and Claims. Nothing in this Security Agreement, whether express or implied, shall be construed to give to any Person other than the Grantor and the Secured Party (and its successors and assigns) any legal or equitable right, remedy, benefit or claim under or in respect of this Security Agreement or any other Loan Document.

SECTION 6.8 Severability of Invalid Provisions. Any provisions of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.9 Benefit of Parties, Successors and Assigns; Entire Agreement. All representations, warranties, covenants and agreement contained herein or delivered in connection herewith shall be binding upon, and inure to the benefit of, the Grantor and the Secured Party and their respective successors and assigns, all as herein provided. This Security Agreement, together with the other Loan Documents, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

SECTION 6.10 Survival. All representations, warranties and agreements made in this Security Agreement survive the execution and delivery of this Security Agreement. The provisions of Section 4.7 shall survive payment of all Secured Obligations and termination of the lien of this Security Agreement.

SECTION 6.11 Performance by Secured Party. In its discretion, the Secured Party may (but shall not be obligated to), at any time and from time to time (regardless of whether or not an Event of Default has occurred), for the account of the Grantor, pay any amount or do any act required of the Grantor hereunder and which the Grantor fails to pay or do at the time required hereunder, and any such payment shall be repayable by the Grantor on demand to the Secured Party, shall bear interest at the Default Rate and shall be secured by the Collateral.

SECTION 6.12 Counterparts. This Security Agreement and any amendment or supplement to this Security Agreement may be executed in any number of counterparts and by the different parties hereto and thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.13 Amendments. This Security Agreement may not be amended, changed, waived, supplemented, discharged or terminated orally but only by an agreement in writing signed by party against whom the enforcement is sought.

SECTION 6.14 Assignment. The Grantor shall not assign any of its rights or obligations hereunder.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have each caused this Security Agreement and Assignment to be duly executed and sealed on their behalf by their respective offices duly authorized this 19th day of January, 2004.

GRANTOR:

Lima Energy Company

By:	/s/ Harry H. Graves
Name:	Harry H. Graves
Title:	President

STATE OF OHIO	)
)
COUNTY OF HAMILTON	) ss

On this 19th day of January, 2004, before me, a Notary Public in and for said County and State, personally appeared Harry H. Graves, President of Lima Energy Company known by me to be the person who executed the within instrument in behalf of said corporation, and acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.

/s/ Katherine D. Goldsmith
My Commission Expires:	Notary Public

Katherine Doggett Goldsmith, Attorney at Law NOTARY PUBLIC - STATE OF OHIO My Commission has no expiration date. Section 147.03 O.R.C.

SECURED PARTY: Ohio National Financial Services, Inc.

By:	/s/ Christopher A. Carlson
Christopher A. Carlson
Senior Vice President

STATE OF OHIO	)
) SS
COUNTY OF HAMILTON	)

On this 19th day of January, 2004 before me, a Notary Public in and for said County and State, personally appeared Christopher A. Carlson, Senior Vice President of Ohio National Financial Services, Inc. known by me to be the person who executed the within instrument in behalf of said corporation, and acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.

/s/ Katherine D. Goldsmith
My Commission Expires:	Notary Public

Katherine Doggett Goldsmith, Attorney at Law NOTARY PUBLIC - STATE OF OHIO My Commission has no expiration date. Section 147.03 O.R.C.